                                                                    Exhibit 10.5



STATE OF GEORGIA           ]
                           ]
COUNTY OF BULLOCH          ]

                           COMMERCIAL LEASE CONTRACT

         THIS LEASE, made effective this 1st day of March, 1992, by and between HOWARD & HOWARD REAL ESTATE PARTNERSHIP, a Georgia general partnership, first party (hereinafter called "Landlord"), and IKS SERVICE, INC., second party (hereinafter called "Tenant");

                              W I T N E S S E T H:

1.       DEFINITIONS.

         The following terms as defined below, are used generally in this Lease. Additional terms, as employed in the specific Sections hereunder, are defined pursuant to those Sections.

         Additional Rental is defined in Section 6 of this Lease.

         Base Rental means the monthly rental calculated and payable pursuant to
Section 4 of this Lease.

         Building means that certain building which is located on Gentilly Run and within the Property.

         Buildings means Building and any other buildings located on the Property.

         Demised Premises is defined in Section 2 of this Lease.

         Landlord is defined in the first paragraph of this Lease.

         Property means that tract or parcel of land and any improvements thereon as described in the attached Exhibit "A" which is by this reference incorporated in this Lease.

         Tenant is defined in the first paragraph, of this Lease.

         Total Rental means Base Rental and Additional Rental as may be due and owing annually to Landlord under this Lease.

2.       DEMISED PREMISES.

         (A) The Landlord, for and in consideration of the rentals, covenants, agreements and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the Tenant, and the Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the property described on Exhibit "A" attached hereto (hereinafter called the "Demised Premises").

         (B) Landlord, at Landlord's sole expense, shall maintain the road giving ingress and egress to the Demised Premises in an accessible and usable condition suitable for travel and shall maintain the exterior grounds surrounding the Demised Premises, which shall not include landscaping of the property.

3.       ADDITIONAL PROPERTY.

         In the event Lessee desires to expand the Leased Premises, and Lessor desires to lease additional property to Lessee, then Lessor and Lessee agree to execute an amendment to this Lease Agreement to provide for the additional leased property and the additional rental for such property as may be mutually agreed upon by Landlord and Tenant.

4.       LEASE TERM.

         To have and to hold the same for the term to commence on the 1st day of March, 1992, and ending on the 28th day of February, 1997, at midnight, unless sooner terminated as hereinafter provided (hereinafter called "Lease Term").

5.       BASE RENTAL.

         The Tenant agrees to pay to the Landlord promptly on the first day of each month in advance, during the Lease Term, a monthly base rental of Five Hundred ($500.00) Dollars. The aforesaid payments of rent are to be made payable to Landlord, at such place as Landlord may from time to time designate in writing to Tenant.

6.       RENTAL ADJUSTMENT.

         The Base Rental payable by Tenant during each successive year of the Lease Term, commencing on the first day of the thirteenth (13th) month of the Lease Term, shall be adjusted at that time and every twelve (12) months thereafter (the "adjustment month") for the remainder of the Lease Term and all extensions and renewals thereof by increasing the monthly rental on the first day of each adjustment month by four (4%) percent. Thus, the monthly rental during the term hereof shall be as follows:

         Year 1   $500.00 per month         Year 4   $560.00 per month
         Year 2   $520.00 per month         Year 5   $580.00 per month
         Year 3   $540.00 per month

7.       ADDITIONAL RENTAL.

         In addition to the Base Rental required to be paid pursuant to the terms of this Lease, Tenant agrees to pay, as additional rent, all sums and other charges required to be paid by Tenant pursuant to other provisions and exhibits to this Lease, whether or not the same be designated "Additional Rent" (hereinafter called "Additional Rental"), and Landlord shall have the same remedies for Tenant's failure to pay same when and as required, as if it constituted Base Rental.

8.       CONSTRUCTION OF THIS AGREEMENT.

         No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

9.       UTILITIES; ELECTRICITY AND OTHERS.

         9.1 Tenant shall be solely responsible for all charges for gas, electricity, telephone and other utility services used, rendered, supplied or imposed upon the Demised Premises regardless of who is the supplier and shall indemnify Landlord and save it harmless against any liability or charges on account thereof. If Tenant does not pay said utility charges when due, Landlord may pay same, and such payment shall be added as Additional Rental hereunder.

         9.2 Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, whether or not provided by Tenant or Landlord, and that, if any equipment installed by Tenant shall require additional utility facilities, the same shall be furnished and installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord.

10.      USE AND CARE OF PREMISES.

         The Demised premises shall be used for the purpose of operating a saw shop and any related purposes. The Demised Premises shall not be used for any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Demised Premises, any Buildings or the Property, any hazardous, toxic or flammable materials, contaminants, oil, radioactive or other material the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit. If any such materials are brought into the Demised Premises, any Buildings or the Property by Tenant, Tenant shall, at Tenant's sole expense, cause the immediate removal thereof.

11.      ABANDONMENT OF THE PREMISES.

         Tenant agrees not to abandon or vacate the Demised Premises during the period of this Lease and agrees to use the Demised Premises for the purpose herein leased until the expiration hereof.

12.      REPAIRS BY LANDLORD.

         Landlord agrees to keep in good repair the roof (including structure, deck, insulation, flashing and membrane), foundations and exterior walls of the Building and underground utility and sewer pipes outside of the exterior walls of said Building; provided, however, that Landlord shall not be responsible for the repair of glass and exterior doors and any and all repairs rendered necessary by the negligence of Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of the Demised Premises and shall be under no obligation to inspect same. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

13.      REPAIRS BY TENANT.

         Tenant accepts the Demised Premises in their present condition and as suited for the uses intended by Tenant. Tenant shall, through the Lease Term and all renewals thereof, at its expense, maintain in good order and repair the Demised Premises, including the Building, heating and air conditioning equipment (including but not limited to replacement of parts, compressors, air handling units and heating unit) and other improvements located thereon, except those repairs expressly required to be made by Landlord. In the event Tenant fails to make said repairs, then Landlord may, but shall not be obligated to, make such repairs in which event Tenant shall promptly reimburse Landlord for all expenses incurred thereby, said expenses constituting Additional Rental hereunder.
Tenant agrees to return the Demised Premises to Landlord at the expiration, or prior termination, of this Lease in as good condition and repair as when first received, normal wear and tear, damage by storm, tire, lightning, earthquake or other casualty alone excepted. Aside from the aforesaid repairs, Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord.

14.      REAL ESTATE TAXES.

         Landlord shall be responsible during the Lease Term and any extension or renewal thereof, for all real estate taxes and assessments (including, without limitation, general and special assessments no matter how designated), of every kind and nature, with respect to the Property or the Building or both above. Tenant shall be responsible for all personal property taxes for all personal property located in or on the Demised Premises.

15.      INSURANCE

         Landlord shall be responsible during the Lease Term and any extension or renewal thereof, of all insurance (including, but not limited to, general liability and property damage) on the Demised Premises for each year. Tenant shall be responsible for all insurance on property other than the Demised Premises including but not limited to all personal property located in or on the Demised Premises, as well as workman's compensation for its employees.

16.      DESTRUCTION OF OR DAMAGE TO PREMISES.

         If the Demised Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and Total Rental shall be accounted for as between Landlord and Tenant as of that date. If the Demised Premises are damaged but not wholly destroyed by any of such casualties, Base Rental shall abate in such proportion as use of the Demised Premises has been destroyed, and Landlord shall restore same to substantially the same condition as before damage as speedily as practicable, whereupon full Base Rental shall commence.

17.      CONDEMNATION.

         If the whole of the Demised Premises, or such portion thereof as will make same unusable for the purposes herein leased, shall be condemned by any legally constituted authority or taken by private purchase in lieu thereof of any public use or purpose, then in either of said events the Lease Term hereby granted shall cease from the time when possession thereof is taken by public authorities, and Total Rental shall be accounted for as between Landlord and Tenant as of that date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor Landlord shall have any rights in any award made to the other by any condemnation authority.

18.      ASSIGNMENT AND SUBLETTING.

         Tenant may not, without the prior written consent of Landlord, assign this Lease or any interest hereunder, or sublease Demised Premises or any part thereof, or permit the use of Demised Premises by any party other than Tenant. Consent to one or more assignments or subleases shall not destroy or waive this provision. Subtenants and assignees shall become directly liable to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability.

19.      CANCELLATION OF LEASE BY LANDLORD OR TENANT.

         (A) It is mutually agreed that in the event Tenant shall default in the payment of Base Rental and/or Additional Rental herein reserved, when due, and fails to cure said default within thirty (30) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms and provisions of this Lease other than the provision requiring the payment of Total Rental, and fails to cure such default within thirty (30) days after the date of receipt of written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within thirty (30) days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the Total Rental or any part thereof is, or is proposed to be, reduced or payment thereof deferred; of if Tenant makes an assignment for the benefit of creditors;

or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then, and in any of said events Landlord at Landlord's option may at once, or within sixty (60) days thereafter (but only during continuance of such default or condition), terminated this Lease by written Notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire Demised Premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. Any notice provided in this Section may be given by Landlord, or its attorney of Agent herein named. Upon such termination by Landlord, Tenant will at once surrender possession of the Demised Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter same and repossess itself thereof, and remove all persons and effects therefrom, using such force as maybe necessary without being guilty of trespass, forcible entry or detainer or other tort.

         (B) Tenant may cancel Lease should Contractor Agreement be terminated by Company or Contractor according to its terms.

20.      RELETTING BY LANDLORD.

         Landlord, as Tenant's agent, without terminating this Lease, upon Tenant's failure to cure any default within the time permitted as set forth in
Section 18 hereof, may at Landlord's option enter upon and rent the Demised Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Landlord deems proper. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's Total Rental hereunder and the price obtained by Landlord and all other reasonable costs directly related to reletting, including, but not limited to the payment of commissions, the making of alterations, costs of leasing same, costs for any unamortized Tenant improvements and otherwise.

21.      EFFECT OF TERMINATION OF LEASE.

         No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect Base Rental, Additional Rental and any other changes due Landlord by Tenant.

22.      NO ESTATE IN LAND.

         This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

23.      ATTORNEYS' FEES AND HOMESTEAD.

         If any rental owing under this Lease is collected by or through an attorney at law, or if Landlord employs an attorney at law to enforce any of the other terms or conditions of this Lease, Tenant agrees to pay or reimburse Landlord for all reasonable associated attorneys' fees, as Additional Rental hereunder. Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord Tenant's homestead and exemption.

24.      SERVICE OF NOTICE.

         Tenant hereby appoints as Tenant's agent to receive service of all dispossessory or distraint proceedings and notices hereunder, and all notice required under this Lease, the person in charge of Demised Premises at the time, or occupying same; and if no person is in charge of, or occupying the Demised Premises, then such service of notice may be made by attaching the same on the main entrance to the Demised Premises. A copy of all notices under this Lease shall also be sent to such other address as Tenant may from time to time designate in writing to Landlord.

         All notices required by law or by this Lease to given Landlord shall be given by depositing same in registered or certified U. S. Mail, postage prepaid, and addressed as follows:

For Landlord:     C. Arthur Howard
                  Howard & Howard Real Estate Partnership
                  Post Office Box 294
                  Statesboro, GA  30458

25.      QUIET ENJOYMENT.

         Landlord hereby covenants and agrees to permit Tenant quiet enjoyment of possession of the Demised Premises during the Lease Term, so long as Tenant shall pay the Total Rental aforesaid and carry out all other obligations herein made binding upon the Tenant.

26.      INSURANCE.

         26.1 Tenant shall at all times during the Lease Term maintain in full force and effect the following insurance in standard form generally in use in Georgia, with insurance companies authorized to do business in said state, which are satisfactory to Landlord:

         26.1.1 Comprehensive public liability insurance in the amount of at least Two Hundred Fifty Thousand ($250,000.00) Dollars for any occurrence resulting in bodily or personal injury to or the death of one person and consequential damages arising therefrom, and in the amount of at least Five Hundred Thousand ($500,000.00) Dollars for any occurrence resulting in bodily or personal injury or death to more than one person and consequential damages arising therefrom.

         26.1.2 Personal property damage insurance covering liability for damage to all personal property in the amount of the full insurable value thereof.

         26.1.3 Workmen's Compensation Insurance for its employees as required by law.

         26.2 Tenant will furnish to Landlord, at least ten (10) days before Tenant takes occupancy of the Demised Premises, and thirty (30) days before expiration or termination of any such policy, copies of policies or certificates of insurance evidencing coverage required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or amend the policy or policies without first giving at least ten (10) days' prior written notice thereof to Landlord.

         26.3 The insurance required by this Section may be included in policies of "blanket insurance", provided that, in all other respects, each such policy shall comply with the requirements of this Section, and provided that no other loss, which may or may not be also insured thereby, shall in any way affect or limit the coverage and amount of insurance required hereby.

27.      SUCCESSORS AND ASSIGNS, GOVERNING LAW AND BINDING EFFECT.

         "Landlord" as used in this Lease shall include first party, its heirs, representatives, assigns and successors in title to the Property. "Tenant" shall include second party, its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sublessees, as to premises covered by such assignment or sublease. "Landlord" and "Tenant" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties. The laws of the State of Georgia shall govern the validity, interpretation, performance and enforcement of this Lease. Except as otherwise provided herein, this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

28.      TIME OF THE ESSENCE.

         In all instances where Tenant is required by the terms and provisions of this Lease to pay any sum or to do any act at a particular indicated time or within any indicated period, it is understood and agreed that time is of the essence.

29.      WAVIER OF CLAIMS.

         To the extent permitted by law, Landlord and Landlord's agents, employees and contractors shall not be liable for, and Tenant hereby indemnifies, holds harmless and releases Landlord, its agents, employees contractors from and against any and all claims for damage to persons or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Demised Premises or Building of which it shall be a part except where such claims arise solely out of the gross negligence or willful misconduct of Landlord, Landlord's agents, employees or contractors.

         This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein unless contained in a modification in writing executed by all of the parties hereto, shall be of any force or effect.

         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

                                            HOWARD AND HOWARD REAL ESTATE
                                            PARTNERSHIP

                                            BY:                           (SEAL)
                                               ---------------------------
                                             C. ARTHUR HOWARD, General Partner

Signed, sealed and delivered as
to Landlord in the presence of:


-----------------------------------
Witness

-----------------------------------
Notary Public

[NOTARIAL SEAL]

                                            IKS SERVICES, INC.

                                            BY:                           (SEAL)
                                               ----------------------------
                                            Title:
                                               ----------------------------

Signed, sealed and delivered as             ATTEST:
to Tenant in the presence of:                  ----------------------------

                                                            [CORPORATE SEAL]
----------------------------
Witness

----------------------------
Notary Public


[NOTARIAL SEAL)

                                  EXHIBIT "A"

All that certain tract or parcel of land situate, located and being in the 1209th G. M. District of Bulloch County, Georgia, and being more particularly described as Parcel "B" containing 0.44 acres, according to a survey for C. Arthur Howard and Cecil B. Howard. Said parcel begins at a 3/4" rebar set on Gentilly Run being the POINT OF BEGINNING, thence proceeding South 06 degrees 26 minutes 07 seconds West, a distance of 122.80 feet to an iron pin set; thence North 84 degrees 09 minutes 00 seconds West, a distance of 156.10 feet to a 3/4" rebar set; thence proceeding North 04 degrees 25 minutes 25 seconds
East, a distance of 121.42 feet to a 3/4" rebar set; thence proceeding South 84 degrees 29 minutes 13 seconds East, a distance of 160.38 feet to the POINT OF BEGINNING.

STATE OF GEORGIA           ]
                           ]
COUNTY OF BULLOCH          ]

                     ADDENDUM TO COMMERCIAL LEASE CONTRACT

         THIS ADDENDUM TO LEASE made effective as of the     day of           ,
1992, by and between HOWARD & HOWARD REAL ESTATE PARTNERSHIP, a Georgia general partnership, first party (hereinafter called "Landlord") and IKS SERVICE, INC., second party (hereinafter called "Tenant");

                              W I T N E S S E T H:

         WHEREAS, Landlord and Tenant did enter into that certain Commercial Lease Contract (hereinafter referred to as the "Lease") made effective the first day of March, 1992, for property, including improvements thereon as more particularly described in the attached Exhibit "A"; and

         WHEREAS, Section 3 of the Lease entitled "Additional Property" provides that in the event Lessee desired to expand the Leased Premises, and Lessor desired to lease additional property to Lessee, then Lessor and Lessee agreed to execute an Amendment to the Lease Agreement to provide for the additional leased property and the additional rental for such property;

         WHEREAS, Landlord and Tenant do now desire to amend the Lease as provided hereinafter; and

         NOW, THEREFORE, Landlord and Tenant do hereby amend the Lease as follows:

         1. Paragraph 1 of the Lease entitled "Definitions" is hereby amended to define Base Rental as follows: "The monthly rental calculated and payable pursuant to Section 5 of the Lease."

         2. Section 5 of the Lease entitled "Base Rental" shall be amended to provide that the monthly base rental of $500.00 shall be adjusted to equal $1,035.00 beginning the first day of the month following completion of the addition to the Demised Premises containing approximately 3,000 square foot.

         3. Paragraph 6 of the Lease entitled "Rental Adjustment" shall be revised to provide for monthly rentals during the term of the Lease as follows:

         Year 1 (through the month during which expansion of the demised Premises is completed) $500.00 per month

         Year 2   (balance of Year 1) $1,035.00
         Year 2   $1,080.00
         Year 3   $1,225.00
         Year 4   $1,270.00
         Year 5   $1,315.00

         4. Except as heretofore amended, all terms and provisions of the Lease remain in full force and effect as if fully set forth herein.


                                        HOWARD & HOWARD REAL ESTATE
                                        PARTNERSHIP


                                        BY: /s/ C. Arthur Howard   (SEAL)
                                            ----------------------
                                            C. ARTHUR HOWARD, GENERAL PARTNER


Signed, sealed and delivered as
to Landlord in the presence of:


/s/ Janet E. Owen
------------------
Witness


/s/ Mary Dickerson
------------------
Notary Public


                      [SIGNATURES CONTINUED ON NEXT PAGE)

                                        IKS SERVICE, INC.

                                        BY: /s/ Ray Grimes               (SEAL)
                                           ----------------------------
                                          Title:  President
                                                 ----------------------

                                        ATTEST:  /s/
                                                -----------------------

Signed, sealed and delivered as
to Tenant in the presence of:

/s/                                                     (CORPORATE SEAL)
--------------------------------
Witness

/s/ Jay S. Davis
--------------------------------
Notary Public

MY COMMISSION EXPIRES JANUARY 21, 1995

                                  EXHIBIT "A"

All that certain tract or parcel of land situate, located and being in the 1209th G. M. District of Bulloch County, Georgia, and being more particularly described as Parcel "B" containing 0.44 acres, according to a survey for C. Arthur Howard and Cecil B. Howard. Said parcel begins at a 3/4" rebar set on Gentilly Run being the POINT OF BEGINNING, thence proceeding South 06 degrees 26 minutes 07 seconds West, a distance of 122.80 feet to an iron pin set; thence North 84 degrees 09 minutes 00 seconds West, a distance of 156.10 feet to a 3/4" rebar set; thence proceeding North 04 degrees 25 minutes 25 seconds East, a distance of 121.42 feet to a 3/4" rebar set; thence proceeding South 84 degrees 29 minutes 13 seconds East, a distance of 160.38 feet to the POINT OF BEGINNING.

                   [CLAUDE HOWARD LUMBER COMPANY LETTERHEAD]

October 9, 1992

Mr. Ray Connell
IKS Services
Fax:     205-682-4125

Subject: Sav Shop Building Addition

Dear Ray:

         This is a letter to confirm our agreement concerning the new building.

         I have ordered the building as of today, and we anticipate the building being completed before January 1993. Enclosed is the addendum to the lease contract for your review and approval.

         I will mail this to you Monday, October 12, 1992, if I do not hear from you regarding any changes in the addendum. Please sign and return to me as soon as possible.

         Looking forward to continued business and relations with IKS.

Sincerely,


/s/ C. Arthur Howard


Howard and Howard Real Estate Partnership
C. Arthur Howard

CAH/dmk